UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2015

EAGLE MOUNTAIN CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 Tomball Pkwy, Suite 204, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 378-8028

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

A Special Meeting of the Stockholders (the “Special Meeting”) of Eagle Mountain Corporation (the “Company”) was held on July 10, 2015. As of June 8, 2015, the record date for the Special Meeting, the Company had outstanding and entitled to vote 39,684,495 shares of common stock, 8,000,000 shares of Series B Convertible Preferred Stock, 2,050,000 shares Series C Convertible Preferred Stock and 638,509 shares of Series D Convertible Preferred Stock. Holders of the Company’s common stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock each voted as a separate class.

 The vote for each proposal was as follows:

1. A proposal to approve an amendment to the Company’s Certificate of Incorporation to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock at the ratio of one-for-eighteen. This proposal was approved and the votes were cast as follows:

	For	Against	Abstain	Broker Non-Vote
Common Stock	27,116,179	8,950	50,879	0
Series B Convertible Preferred Stock	8,000,000	0	0	N/A
Series C Convertible Preferred Stock	2,050,000	0	0	N/A
Series D Convertible Preferred Stock	428,508	0	0	N/A

2.  A proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 500,000,000 shares. This proposal was approved and the votes were cast as follows:

	For	Against	Abstain	Broker Non-Vote
Common Stock	27,097,034	0	78,974	0
Series B Convertible Preferred Stock	8,000,000	0	0	N/A
Series C Convertible Preferred Stock	2,050,000	0	0	N/A
Series D Convertible Preferred Stock	428,508	0	0	N/A

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MOUNTAIN CORPORATION
Dated: July 15, 2015
	By:	/s/ Ronald Cormick
	Name:	Ronald Cormick
	Title:	Chief Executive Officer